UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008, Apollo Gold Corporation entered into an amendment (the “Amendment”) to the asset purchase agreement, dated June 6, 2008, pursuant to which St Andrew Goldfields Ltd. (“St Andrew”) agreed to sell its stock mill complex, including its mill and related equipment, infrastructure, laboratory and tailings facilities, located near Timmins, Ontario, to Apollo Gold Corporation for a purchase price of Cdn$20 million.

The Amendment provides, among other things, that the purchase and sale of the stock mill complex will take place on the date that the Final Payment (as such term is hereinafter defined) is made by Apollo Gold Corporation to St Andrew, being on or before August 29, 2008, with no further right of Apollo Gold Corporation to extend such date. Apollo Gold Corporation has previously paid a Cdn$1.5 million deposit (the “Deposit”) to St Andrew and the Amendment provides that the $Cdn18.5 million balance of the purchase price (the “Balance”) is due and payable as follows: (i) Cdn$4 million (the “First Balance Payment”) is to be paid in cash by Apollo Gold Corporation to St Andrew on July 3, 2008; (ii) Cdn$6 million (the “Second Balance Payment”) is to be paid in cash by Apollo Gold Corporation to St Andrew on or before July 31, 2008; and (iii) Cdn$8.5 million (the “Final Payment”) is to be paid by Apollo Gold Corporation to St Andrew on or before August 29, 2008. The Final Payment may be satisfied in either cash (a “Cash Payment”) or by the issuance of common shares of Apollo Gold Corporation or any combination thereof, provided that such issuance of Apollo Gold Corporation shares to St Andrew does not result in St Andrew owning, directly or indirectly, 20% or more of the issued and outstanding shares of Apollo Gold Corporation. If Apollo Gold Corporation satisfies the Final Payment by a Cash Payment, St Andrew shall be obligated to accept such Cash Payment. If applicable, shares of Apollo Gold Corporation will be issued to St Andrew based on a value of Cdn$0.50 per share and will be issued by way of private placement, with the shares being registered for resale in the United States pursuant to a resale registration statement on Form S-3 to be filed with the Securities Exchange Commission, and subject to a four-month hold period in Canada. Apollo Gold Corporation will pay interest on the unpaid Balance from June 30, 2008 at a rate of 12% per annum, calculated daily and payable on the date that the Final Payment is made.

If the purchase of the stock mill complex is not completed as a result of Apollo Gold Corporation’s failure to satisfy certain closing conditions set forth in the asset purchase agreement, as amended, the Deposit, the First Balance Payment and/or the Second Balance Payment will be forfeited to St Andrew and the asset purchase agreement, as amended, will be terminated.

The remainder of the terms of the asset purchase agreement not amended by the Amendment remained unaffected and in full force and effect.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description
	10.1	First Amending Agreement to the Asset Purchase Agreement, dated June 30, 2008, between Apollo Gold Corporation and St Andrew Goldfields Ltd. and Fogler, Rubinoff LLP, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development